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                                                CONFIDENTIAL TREATMENT REQUESTED
                                                FOR PORTIONS OF THIS DOCUMENT

                                                                   EXHIBIT 10.10

                            COOPERATION AND STRATEGIC
                               ALLIANCE AGREEMENT

     This Cooperation and Strategic Alliance Agreement (this "Agreement) is entered into as of September 3, 1997, by and between LRX Pharmaceuticals, Inc., a Delaware corporation ("LRX"), and MiniMed Inc., a Delaware corporation ("MiniMed").

                                    RECITALS

     A. LRX has rights to, and is further developing, a pharmaceutical compound for the treatment of certain pulmonary hypertension and other vascular conditions.

     B. MiniMed is a leader in the design, development, manufacturing and marketing of advanced microinfusion systems for delivery of a variety of drugs.

     C. MiniMed and LRX wish to cooperate in the development, establishment and worldwide delivery of therapies for the treatment of targeted medical conditions by taking advantage of the respective technologies and other resources and assets of MiniMed and LRX, on the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

     In consideration of the terms and conditions contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

     1. DEFINITIONS.

     (a) "Affiliate" means any person, directly or indirectly, controlling, controlled by or under common control with any other person. "Control" shall mean the direct or indirect ownership of 50% or more of the voting interest in, or 50% or more of the interest in the income



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of, such other person, or the ability to appoint, elect or direct at least 50%
of the governing body of any such person.

     (b) "Alliance Coordinator" means the person designated by a Party pursuant to Section 3(e) of this Agreement, to be the primary contact person for such Party for purposes of this Agreement.

     (c) "FDA" means the United States Food and Drug Administration, and any successor entity that may be established hereafter which has substantially the same authority or responsibility currently vested in the United States Food and Drug Administration.

     (d) "15-AU" means that certain prostacyclin analog licensed exclusively to LRX and being developed by LRX for treatment of targeted medical conditions, particularly, primary pulmonary hypertension ("PPH"), secondary pulmonary hypertension ("SPH"), and peripheral vascular disease ("PVD").

     (e) "Governing Rules" means the general guidelines established by the Managing Committee pursuant to Section 3(d) of this Agreement, which will be used to guide generally the activities of the Managing Committee and the Parties which are undertaken pursuant to this Agreement.

     (f) "Joint Intellectual Property" means any intellectual property rights which arise from the joint activities conducted pursuant to this Agreement, and which shall be jointly owned as set forth in Section 7 of this Agreement.

     (g) "Law" means any local, state or federal rule, regulation, statute or law relevant to the activities undertaken pursuant to this Agreement or applicable to either of the Parties with respect to any matters set forth herein.

     (h) "Losses" means any liabilities, damages, costs or expenses, including without limitation, reasonable attorneys' fees (including the allocable cost of in-house counsel), which arise from any claim, lawsuit, demand or other action by any Party other than one of the Parties or an Affiliate of one of the Parties.


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     (i) "Managing Committee" means the committee established pursuant to
Section 3 which is responsible for the development and oversight of all activities pursuant to this Agreement, in accordance with the terms of this Agreement.

     (j) "MiniMed Products" means any products, supplies or other goods which are designed, developed, manufactured or marketed by MiniMed, whether existing on the date of this Agreement or subsequently developed, acquired or otherwise obtained by MiniMed.

     (k) "Party" or "Parties" means MiniMed or LRX, or MiniMed and LRX, collectively, as appropriate.

     (1) "Senior Management Representative" means an executive officer of each Party designated to facilitate the resolution of disputes hereunder, as described in Section 3 of this Agreement.

     (m) "Target Therapy" means a comprehensive health care therapy which utilizes 15-AU and MiniMed Products and which is to be delivered through the cooperative efforts of the Parties as contemplated by this Agreement.

     2. GENERAL AGREEMENT.

     MiniMed and LRX shall collaborate and cooperate in the design, development and implementation of therapies for the treatment of PPH, SPH and PVD, utilizing MiniMed Products and 15-AU, as set forth herein. The specific terms regarding the scope and type of the collaborative efforts (including, without limitation, the economic terms with respect to the parties), shall be determined from time to time in accordance with Sections 3 and 4 of this Agreement. In addition to PPH, SPH, and PVD, LRX and MiniMed may, in their discretion and subject to mutual agreement, identify other medical conditions to be targeted by the Parties hereunder.


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     3. MANAGING COMMITTEE.

     (a) MiniMed and LRX shall establish a Managing Committee hereunder, which shall consist of two (2) representatives from each of MiniMed and LRX. The initial designees are set forth in Schedule A hereto. MiniMed and LRX may each from time to time replace its respective representatives on the Managing Committee, in its sole and absolute discretion, by notice to the other Party.

     (b) It is among the objectives of the Parties to design, develop and implement the Target Therapy in a reasonably practicable fashion, subject, however, to the respective corporate regulatory, financial and other obligations and considerations of each of the Parties from time to time determined. To achieve this objective, the Managing Committee shall be responsible for establishing an implementation strategy to carry out the intent of this Agreement, and ultimately to commercialize the Target Therapy.

     (c) The Managing Committee shall meet at such times and places as it shall determine appropriate to carry out its responsibilities hereunder. Such meetings may be in person or by means of telephonic communication. Either Party may designate an alternate member of the Managing Committee to act on behalf of a member on a temporary or interim basis, in the reasonable discretion of such Party. Either Party, through its Managing Committee members, may call a meeting of the Managing Committee by giving written notice thereof to the members of the other Party.

     (d) The Managing Committee shall establish guidelines to govern the strategic activities, co-development and related activities of the Parties; the Managing Committee shall also establish such guidelines with respect to operational matters at such time as the Target Therapy is commercialized or in a pre-commercial phase, as contemplated by this Agreement. All such guidelines shall be subject to the qualification of Section 3(g) hereof. The Managing Committee shall be responsible for taking such other actions as may be provided for or contemplated by this Agreement, subject at all times to the requirements of Section 3(g), including the establishment and implementation of the "Governing Rules."


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     (e) The Parties shall each name one (1) of its Managing Committee members as its Alliance Coordinator, who shall be the primary contact for purposes of this Agreement, except to the extent the parties may otherwise agree. Either Party may change its designation of Alliance Coordinator, in its sole and absolute discretion, upon written notice to the other Party.

     (f) If a disagreement arises between the Parties as to any matters within the scope of this Agreement, either Party may give written notice to the other. If the Alliance Coordinators are unable to resolve the dispute satisfactorily, despite their good faith efforts, within (30) days of receipt of such notice, either Alliance Coordinator may request a meeting of the Managing Committee, which will, in good faith, diligently seek to resolve the dispute. If the Managing Committee is unable to resolve the dispute, notwithstanding the exercise of good faith efforts, within (30) days after such meeting, then, unless otherwise agreed by the Alliance Coordinators, the matter shall thereafter formally be referred to a Senior Management Representative of each of the Parties, the initial designations of which are set forth in Schedule A. Either Party may, in its sole discretion, change its designee of the Senior Management Representative by written notice to the other. Except as expressly provided in the immediately following sentence, neither Party shall initiate any formal action against the other including, without limitation, the formal commencement of arbitration proceedings or the formal filing of legal action, until at least thirty (30) days have elapsed since the first communication between the Senior Management Representatives hereunder. Notwithstanding the foregoing, either Party may initiate proceedings to seek injunctive relief before the time period otherwise required hereunder shall elapse, if such Party in good faith believes that it will suffer irreparable harm without the initiation of such proceedings.

     (g) Notwithstanding anything to the contrary contained in this Agreement, the authority of the Managing Committee shall at all times be subject to the respective requirements and obligations of the quality systems and regulatory policies and procedures, and internal corporate governance requirements, of each of LRX and MiniMed. The Managing Committee shall establish Governing Rules, which shall serve as guidelines for the general activities under this Agreement, which Governing Rules shall supplement the terms hereof, but which procedures and systems shall satisfy and be consistent with the respective policies, procedures, and systems


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of MiniMed and LRX. In that regard, the Parties shall reasonably cooperate in an attempt to assure their respective systems do not unduly impede the carrying out of the intent of this Agreement. Without limiting the generality of the foregoing, the operations and authority of the Managing Committee shall be consistent with the underlying corporate policies of each of MiniMed and LRX with respect to the operation of clinical trials and studies, regulatory studies relating to development, promotion, worldwide distribution and servicing of the delivery of the Target Therapy, quality assurance activities, medical device and adverse event reporting requirements, patent strategies, and the like. The Managing Committee shall establish a proposed approach for the Governing Rules within ninety (90) days of the execution of this Agreement that shall consider the relevant respective obligations of the parties.

     4. JOINT ACTIVITIES

     The Parties shall diligently pursue the design, development and ultimate commercialization of the Target Therapy as from time to time determined by Managing Committee, and the Managing Committee shall develop a comprehensive plan with respect to such activities. It is the intention of the Parties that they will cooperate jointly in such activities, as from time to time mutually determined by the Managing Committee and agreed to by the Parties. The Parties currently contemplate that the joint pursuit of the Target Therapy may be developed in one or more phases. The Parties further contemplate preliminarily that the respective responsibilities of the Parties will be as described in Schedule B hereto, it being understood by the Parties, however, that such schedule reflects only the initial understanding of the Parties, and the Managing Committee shall be responsible for finalizing such strategy in a definitive manner.

     It is the intention of the Parties that they will participate in the investment, contribution, commitment and risks associated with the design, development and commercialization of the Target Therapy. Accordingly, the parties intend generally to allocate the financial costs and profits of the Target Therapy commercialized hereunder. It is currently contemplated, however, that: (i) MiniMed shall be responsible generally for all development and regulatory expenses relating to the MiniMed Products, and (ii) LRX shall be responsible for all development and


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regulatory expenses relating to 15-AU. The Parties may from time to time agree to allocate such costs and expenses differently in certain circumstances.

     In furtherance of the foregoing, the Parties intend to establish an appropriate strategy to carry out the intent of the cooperative relationship contemplated hereby, and intend to consider appropriate provisions for revenue sharing, which may include, without limitation, the following: (i) determination of an appropriate transfer price for 15-AU (in circumstances in which the Managing Committee determines that MiniMed is the appropriate party to undertake distribution, and on such terms as the Parties may agree), (ii) allocation for costs and expenses associated with formulation and packaging of 15-AU and, to the extent required, the MiniMed Products, (iii) costs associated with the delivery of the Target Therapy, (iv) costs associated with clinical and technical support associated with the Target Therapy and (v) an appropriate formula or basis to determine the profits derived from the delivery of the Target Therapy.

     Notwithstanding the foregoing, however, the parties recognize and agree that an unanticipated disparity may occur or eventuate in the actual contribution of each Party with respect to the design, development, distribution and commercialization of the Target Therapy. With respect thereto, to the extent a Party in good faith concludes that the financial return to such Party is inconsistent with this Agreement and the reasonable expectations of such Party, then it may give notice thereof to the other Party (which shall include supporting documentation for its position), to be reviewed and considered by the other Party. The Parties shall engage in good faith negotiations relative to the financial arrangement then applicable as between the Parties with respect to the Target Therapy to the extent a notice is given as contemplated by this provision.

     5. REPRESENTATIONS AND WARRANTIES.

     (a) MiniMed Representations and Warranties. MiniMed represents and warrants to LRX as follows:

          (i) MiniMed is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do


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     business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on MiniMed or its ability to perform hereunder.

          (ii) MiniMed has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of MiniMed. This Agreement has been duly executed and the provisions hereof constitute the valid and legally binding obligations of MiniMed and do not require the consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any person, public or governmental authority or other entity, except for any of the foregoing which have been received or obtained or, either individually or in the aggregate, do not and would not have a material adverse effect upon MiniMed or its ability to perform its obligations hereunder.

          (iii) The execution and delivery of this Agreement by MiniMed, and the performance of its obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the Certificate of Incorporation or Bylaws of MiniMed, or any material agreement, contract, commitment or obligation to which MiniMed is a Party or by which it is bound, and will not conflict with or violate any applicable Law or any order or decree of any governmental agency or court having jurisdiction over MiniMed or its assets or properties.

          (iv) MiniMed has and, at the time the Targeted Therapy is commercialized will have, all right, title and interest in and to the MiniMed Products used in connection with the Targeted Therapy.

     (b) LRX- Representations and Warranties. LRX represents and warrants to MiniMed as follows:


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          (i) LRX is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on LRX or its ability to perform hereunder.

          (ii) LRX has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of LRX. This Agreement has been duly executed and the provisions hereof constitute the valid and legally binding obligations of LRX and do not require consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any person, public or governmental authority or other entity, except for any of the foregoing which have been received or obtained or, either individually or in the aggregate, do not and would not have a material adverse effect upon LRX or its ability to perform its obligations hereunder.

          (iii) The execution and delivery of this Agreement by LRX, and the performance of its obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the Articles or Certificate of Incorporation or Bylaws of LRX, or any material agreement, contract, commitment or obligation to which LRX is a Party or by which it is bound, and will not conflict with or violate any applicable Law or any order or decree of any governmental agency or court having jurisdiction over LRX or its assets or properties.

          (iv) LRX has and, at the time the Targeted Therapy is commercialized will have, the sole and exclusive right to exploit 15-AU for the Targeted Therapy, which right is not subject to any restrictions or encumbrances whatsoever.



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     6. COMPLIANCE WITH LAWS.

     In performing their obligations hereunder, MiniMed and LRX shall comply in all material respects with all Laws regarding or relevant to the performance of their respective obligations hereunder, except for any noncompliance which, individually or in the aggregate, do not and would not have a material adverse affect upon either Party hereto, or the agreements contemplated hereby. Without limiting the generality of the foregoing, each Party shall comply in all respects with all of the rules, regulations, statutes and laws under the jurisdiction of the FDA, comparable regulatory bodies of any state or any foreign jurisdiction, or such other regulatory authority which may from time to time exercise jurisdiction over the activities of either MiniMed or LRX, or which affect, impact or otherwise relate to this Agreement or the activities conducted hereunder or contemplated hereby. MiniMed and LRX shall cooperate with each other during any inspection, investigation or other inquiry by any governmental agency exercising any such jurisdiction or authority, including providing appropriate information and/or documentation, as may be lawfully requested by such governmental entity. Notwithstanding the foregoing, each Party expressly reserves its rights to in good faith challenge the activities of any such governmental agency, to the extent such Party deems appropriate. Further notwithstanding the foregoing, neither MiniMed nor LRX shall be under any obligation to disclose information hereunder if, and to the extent, such Party in good faith is seeking to protect the attorney-client privilege with respect to any such activity or event.

     7. INTELLECTUAL PROPERTY.

     (a) Joint Developments. Each Party shall disclose to the other any and all useful ideas, concepts, methods, procedures, processes, improvements, invention, discoveries, and the like which arise from the joint activities conducted by the Parties hereunder ("Discoveries") of any nature, made, conceived or first reduced to practice as result of the Parties' activities hereunder relating to the delivery of the Target Therapy. The Parties shall jointly own any and all rights, title and interest in and to all Discoveries that are a result of this Agreement, and such property shall constitute Joint Intellectual Property hereunder. The parties contracting for any work performed under this Agreement by a subcontractor or contract employee shall ensure all


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Discoveries vest with LRX and MiniMed. The Parties shall in good faith consider the inclusion of procedures relative to patent filings and related matters with respect to Discoveries which constitute Joint Intellectual Property, which procedures would be considered for inclusion in the Governing Rules.

     (b) Sole Property. All existing LRX intellectual property (including all aspects of 15-AU), and all intellectual property developed solely by or on behalf of LRX independent from activities pursuant to this Agreement (which must be independently verifiable), shall be and remain the sole and exclusive property of LRX. All existing MiniMed intellectual property (including all aspects of the MiniMed Products), and all intellectual property developed solely by or on behalf of MiniMed independent from activities undertaken pursuant to this Agreement (which must be independently verifiable), shall be and remain the sole and exclusive property of MiniMed.

     8. COVENANT NOT TO COMPETE; EXCLUSIVITY.

     (a) Except as provided for herein, during the term of this Agreement, the Parties shall deal exclusively with one another with respect to the delivery of the Target Therapy, subject to the inclusion of additional collaborative parties as the Parties may from time to time agree.

     (b) Except as provided in subsection (d) below, during the term of this Agreement and for a period of one (1) year thereafter, LRX shall not, without the prior written consent of MiniMed, enter into any agreement or arrangement with any person or entity with respect to the design, development or distribution of 15-AU for administration in a comprehensive subcutaneous, intravenous or transdermal medication delivery system.

     (c) Except as provided in subsection (d) below, during the term of this Agreement and for a period of one (1) year thereafter, MiniMed shall not, without the prior written consent of LRX, enter into any agreement or arrangement with any person or entity with respect to the infusion of a medicinal compound for the treatment of PPH or SPH.

     (d) Notwithstanding the foregoing, the Parties acknowledge that unforeseen circumstances may eventuate wherein a Party is materially and adversely affected because of the


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exclusivity and noncompetition provisions contained herein. In the event such were to occur, the Parties so affected may terminate its obligations hereunder with respect to therapy delivery relative to PPH and/or SPH, in which case the terminating party shall be obligated to pay the other party royalties of [ ] of the net proceeds. For purposes herein, "Net Proceeds" shall mean the gross revenue derived from sales of 15-AU for the treatment of PPH or SPH (in the event LRX is the terminating party) or sales of the MiniMed Products (relative to delivery of therapy to treat PPH or SPH), less (i) applicable taxes and other governmental charges, (ii) allowances for credits, returns, discounts, rebates, cancellations, and (iii) actual freight costs. The obligation to pay such royalties shall terminate on the sixth (6th) anniversary of the date the FDA grants a new drug approval. The non-terminating party shall have reasonable audit rights to verify such royalty payments, which shall be paid quarterly (within 60 days of the end of each calendar quarter), and all be accompanied by a royalty report setting forth the basis for the royalty calculation.

     9. TERM, EXTENSION AND TERMINATION.

     (a) Term. The term of this Agreement shall commence as of the date hereof and continue until the date seven (7) years after the FDA grants a New Drug Approval for 15-AU to be used in the Target Therapy hereunder ("Initial Term"), unless sooner terminated as set forth herein. Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement shall automatically be extended for additional successive 12-month periods, unless a Party gives notice of nonrenewal at least six (6) months prior to the end of the Initial Term or any renewal term.

     (b) Termination.

          (i) Breach. If a Party materially defaults in its performance of any of its material obligations under this Agreement, and such default is not cured or resolution of a disputed breach pursuant to Subsection 3(f) is not demanded within sixty (60) days of written notice of such default by the other Party, this Agreement may be terminated at the end of such 60-day period by the Party not in default by written notice of termination to


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     the defaulting Party, such written notice to be given not later than seventy-five (75) days after the first written notice.

          (ii) Bankruptcy. In the event of the institution by or against either Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of a Party's debts which are not dismissed within sixty (60) days, or upon a Party's making an assignment for the benefit of creditors, or upon a Party's dissolution or ceasing to do business, the other Party may terminate this Agreement upon written notice.

     (c) Effect of Termination. The provisions of Section 8 (Covenant Not to Compete), Section 10 (Confidentiality), Section 11 (Indemnification), and
Section 12 (General), shall survive the termination of this Agreement.

     10. CONFIDENTIALITY

     (a) Disclosure of Confidential Information. Except as otherwise expressly provided in this Agreement or as may be agreed to by the Managing Committee in writing, both MiniMed and LRX shall retain in confidence and not use for its own benefit (other than as expressly contemplated by this Agreement) all confidential and proprietary information received from the other as a result of this Agreement during the term of this Agreement and continuing thereafter for a period of five (5) years after termination. Such information may, however, be disclosed insofar as such disclosure is necessary (where possible, with adequate safeguards for confidentiality) to allow either Party to defend against litigation, to file and prosecute patent applications or to comply with governmental regulations, or rules or regulations of applicable self-regulatory organizations (including, without limitation, any exchange or stock market on which the securities of a Party are listed or traded, or qualified for trading), or otherwise as required by Law. Such obligation of confidentiality and non-use shall also not apply to information which: (i) is in the public domain as of the date of receipt, (ii) comes into the public domain through no fault of the Party claiming waiver, (iii) was known by the Party claiming waiver prior to disclosure, as shown by such Party's written records, (iv) is disclosed to the Party claiming waiver by a third party having a lawful right to make such disclosure, (v) is independently developed by the Party claiming waiver, or (vi) disclosed to a third party that has


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agreed in writing to be bound by obligations of confidentiality similar to those set forth herein. Nothing contained herein shall prevent either Party from disclosing information to its Affiliates or to the FDA or other regulatory authorities where necessary.

     (b) Press Release and Public Announcements. MiniMed and LRX shall not issue any press release or public announcement with respect to this Agreement without the prior consent of the other Party as to the form and content of such release, except for any such release or announcement that may be required by Law or the rules or regulations of any exchange on which the securities of a Party are listed, traded or qualified for trading. To the extent practical, the parties shall consult with each other in advance as to the form, content and timing of all releases or announcements. It is the present intention of the parties to issue a joint press release announcing the execution of this Agreement.

     (c) Existing Mutual Nondisclosure Agreement. The Mutual Nondisclosure Agreement entered into by the Parties and effective as of March 18, 1997 is superseded by Section 10 of this Agreement; provided, however, that any confidential information disclosed by one Party to the other pursuant to such Mutual Nondisclosure Agreement shall be treated as if it had been disclosed after the Effective Date of this Agreement shall therefore be subject to the terms of this Section.

     11. INDEMNIFICATION.

     (a) Indemnification by MiniMed. MiniMed shall indemnify, defend and hold LRX harmless from and against any and all Losses resulting from or arising out of the negligence or willful misconduct of MiniMed in the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, MiniMed shall indemnify, defend and hold LRX harmless from and against Losses relating to product liability claims solely with respect to MiniMed Products which are designed, developed and manufactured solely and independently by MiniMed.

     (b) Indemnification by LRX. LRX shall indemnify, defend and hold MiniMed harmless from and against any Losses resulting from or arising out of negligence or willful


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misconduct of LRX in performing its obligations under Agreement. Without limiting the generality of the foregoing, LRX shall indemnify, defend and hold MiniMed harmless from and against any Losses resulting solely from any design defect or other claim with respect to AU-15.

     (c) Indemnification Procedures. A Party seeking indemnification (the "Indemnified Party") pursuant to this Section 11 shall notify, in writing, the other Party (the "Indemnifying Party") within fifteen (15) days of the assertion of any claim or discovery of any fact upon which the Indemnified Party intends to base a claim for indemnification. An Indemnified Party's failure to so notify the Indemnifying Party shall not, however, relieve the Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such claim except to the extent that such Indemnifying Party is actually denied, during the period of delay in notice, or materially prejudiced with respect to, the opportunity to remedy or otherwise mitigate the event or activity(ies) giving rise to the claim for indemnification and thereby suffers or otherwise incurs additional quantifiable damages as a result of such failure. The Indemnifying Party, while reserving the right to contest its obligations to indemnify hereunder, shall be responsible for the defense of any claim, demand, lawsuit or other proceeding in connection with which the Indemnified Party claims indemnification hereunder. The Indemnified Party shall have the right at its own expense to participate jointly with the Indemnifying Party in the defense of any such claim, demand, lawsuit or other proceeding, but with respect to any issue involved in such claim, demand, lawsuit or other proceeding with respect to which the Indemnifying Party has acknowledged its obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the right to select counsel, settle, or otherwise dispose of or handle such claim, demand, lawsuit or other proceeding on such terms as the Identifying Party shall deem appropriate, subject to any reasonable objection of the Indemnified Party.

     (d) Insurance. The Parties, through the Managing Committee, shall pursue purchase of appropriate liability insurance which would jointly insure both of the Parties for the activities undertaken pursuant to this Agreement, to the extent such insurance is available to the Parties on commercially reasonable terms. The Managing Committee shall in good faith determine the most efficient and effective way to obtain such insurance and shall in good faith negotiate an appropriate allocation of the cost of acquiring any such insurance.



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     12. GENERAL.

     (a) Entire Agreement. This Agreement, including any Schedules, Exhibits and Appendices, constitutes the entire agreement and understanding relating to the subject matter of this Agreement and supersedes all previous communications, proposals, representations and agreements, whether oral or written, including that certain Letter Agreement between the parties dated May 20, 1997 relating to the subject matter of this Agreement.

     (b) Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Headings of sections and subsections of this Agreement are for convenience only and the construction of this Agreement shall not be affected by reference to such headings.

     (c) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if personally delivered or mailed by first class certified or registered mail, postage prepaid, hand delivered, or sent by telecopy or by reputable courier. Notices sent by U.S. mail shall be deemed delivered three (3) days after deposit with postal authorities or upon confirmed delivery if personally delivered, sent by confirmed fax or courier service. Unless otherwise specified in writing, the mailing addresses of the parties shall be as described below:


For LRX:          LRX Pharmaceuticals, Inc.

                  2 Davis Drive

                  Research Triangle Park, North Carolina 27709

                  Attention: President

                  Fax Number: (202) 518-8200



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For MiniMed:      MiniMed Inc.

                  12744 San Fernando Road

                  Sylmar, California 91342

                  Attention: President

                  Fax Number: (818) 362-6928

Copy to:          General Counsel at same address

                  Fax Number (818) 367-1460


     (d) Amendment and Waiver. This Agreement may be modified, amended and supplemented only by written agreement signed by the Parties. The waiver by any Party to this Agreement of any breach or violation of any provision of this Agreement by the other Party shall not operate or be construed to be a waiver of any subsequent breach or violation of the same or any other provision of this Agreement.

     (e) Assignment. Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party. This Agreement shall be binding upon, and inure to the benefit of, the legal successors to the Parties hereto.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     (g) Partial Invalidity. If any provision of this Agreement is held to be invalid, then the remaining provisions shall nevertheless remain in full force and effect. The Parties agree to renegotiate in good faith any term held invalid and be bound by the mutually agreed substitute provision.

     (h) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the


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


provisions of this Agreement. When this Agreement uses the word "including" such word shall be deemed to be followed by the words "without limitation."

     (i) Force Majeure. Both Parties to this Agreement shall be excused from the performance of their obligations hereunder if such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, "force majeure" shall include conditions beyond the control of the Parties and not resulting from the negligence of the Party seeking excuse, including an act of God, war, civil commotion, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

     (j) Independent Contractors. The relationship of LRX and MiniMed established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either Party the power to direct and control the day-to-day activities of the other or allow one Party to create or assume any obligation on behalf of the other of any purpose whatsoever.

     (k) Limitation of Liability. Except as may be elsewhere herein specifically provided for, neither Party shall be liable to the other for indirect, special, incidental, consequential or punitive damages, or for any lost profits of the other Party, however caused and on any theory of liability, arising out of the performance or failure to perform any obligations set forth herein.

     IN WITNESS WHEREOF, this Agreement is executed and effective as of the date first above written.

LRX PHARMACEUTICALS, INC.                   MINIMED INC.


/s/ GILLES CLOUTIER                         /s/ ERIC S. KENTOR
--------------------------                  -------------------
Gilles Cloutier, Ph.D.                      Eric S. Kentor
Executive Vice President                    Senior Vice President


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                                   SCHEDULE B

The following sets forth the allocation of responsibilities between the Parties with respect to the development and ultimate commercialization of the delivery of the Target Therapy. While the following sets forth the current intention of the Parties, the Parties further recognize and agree that the actual development of the Target Therapy, and, assuming such developmental efforts are successful, the ultimate commercialization thereof, remains subject to a number of contingencies and considerations, some of which are not at this time predictable. Accordingly, the following only expresses the present intention of the Parties, and it is anticipated to be subject to further refinement, clarification, modification and other considerations prior to definitive implementation. In this regard, the Management Committee should recognize that, with regard to this 15-AU pulmonary hypertension project, the expertise of LRX is in the fields of CMC and clinical development of pharmaceuticals while the expertise of MiniMed is in the field of drug delivery.

Subject to the foregoing, the Parties currently contemplate that the Target Therapy may be developed in one or more phases, which may include or address, without limitation, the following:

     (a) Cooperative efforts between the Parties relating to the formulation of 15-AU for delivery via the MiniMed Products, including, without limitation, chemical stability, concentration, preservative, and materials compatibility issues.

     (b) Clinical research, including the design, development, implementation and analysis of clinical trials and protocols, feasibility studies and similar studies from time to time agreed to by the Parties. It is currently contemplated that MiniMed will be responsible for distribution of the Target Therapy system in clinical trials conducted in North America and Europe. The parties will evaluate the appropriate mechanism for the compounding and distribution vehicle for 15-AU in connection with such clinical activities. The Parties will evaluate personnel and other resources necessary to conduct clinical trials, including consideration of utilizing MiniMed


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


SCHEDULE B (CONTINUED)

personnel in Europe and/or the United States or, alternatively, contracting with an independent clinical research organization to conduct the trials; the ultimate structure of such trials, and financial responsibility, shall be determined by the Managing Committee.

     (c) Strategies and physical requirements for the manufacture, packaging, storage, and shipment of 15-AU relative to the Target Therapy, and related activities constituting pharmacy services.

     (d) Market research activities.

     (e) Patent strategies with respect to any Joint Intellectual Property.

     (f) Strategies and activities relative to the requisite regulatory approvals and post-market regulatory compliance for the components of the Target Therapy. Currently, the Parties generally anticipate that LRX will be responsible for the regulatory approval of 15-AU and MiniMed will generally be responsible for the regulatory approval of the MiniMed Products relative to the Target Therapy. Notwithstanding the foregoing, however, the Managing Committee may from time to time determine joint regulatory strategies which may include joint or coordinated meetings and/or submissions to the FDA and other appropriate regulatory authorities.

     (g) Market development activities, which may include, without limitation, educational and other programs for health care professionals and third parties-payors, and related marketing activities which may include, without limitation, activities directed to patients, health care professionals and third party payors. It is currently anticipated that MiniMed will assume primary responsibility for this function.

     (h) Clinical and technical services to provide support relative to the delivery systems for the Target Therapy, which may be based upon the current MiniMed model of providing 24-hour clinical services and technical services for the MiniMed products. The Parties currently


                                       20
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SCHEDULE B (CONTINUED)

anticipate that a system will be developed whereby adverse drug events relative to 15-AU will generally be the responsibility of LRX, and the need for a system whereby such adverse events which come to the attention of MiniMed shall be reported to LRX; similarly, to the extent LRX becomes aware of any adverse events involving the MiniMed Products, a companion communication system may be developed.

     (i) Sales and related worldwide distribution activities relating to the Target Therapy. Currently, the Parties envision that it is in their mutual best interest to package and commercialize the Target Therapy as a comprehensive product. Accordingly, it is anticipated that MiniMed shall generally assume primary responsibility for the sales, marketing and related activities with respect to the distribution and commercial activities of the Target Therapy, which is anticipated to include component elements of each of the Party's products.

     (j) Warranty, product service and similar matters relative to the component elements of the Target Therapy.


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





September 3, 1997



LRX Pharmaceuticals, Inc.
1826 R Street, N.W,
Washington D.C. 20009

Re:      Letter Agreement

Ladies and Gentlemen:

Reference is made to that certain Cooperation and Strategic Alliance Agreement (the "Agreement") of even date between LRX Pharmaceuticals, Inc., a Delaware corporation ("LRX") and MiniMed Inc., a Delaware corporation ("MiniMed"). Capitalized terms used but not otherwise described herein have the meanings set forth in the Agreement. The purpose of this Letter Agreement is to memorialize certain agreements and understandings between LRX and MiniMed which relate to the Agreement but which supplement the terms thereof.

Pursuant to the Agreement, it is anticipated that the Parties will participate in the economic costs and returns/profits of the Target Therapy commercialized under the Agreement, pursuant to an allocation to be agreed upon through the developmental process and ultimate commercialization of the Target Therapy. In the event that the Parties are not able to agree on provisions for revenue sharing for PPH and SPH, then the Parties shall allocate revenues such that MiniMed shall receive the greater of (a) [ ] of revenues derived from commercialization of the Target Therapy or (b) [ ] per patient per year.

The Parties recognize and agree that the flexibility of economic terms contemplated by the Agreement are appropriate, and the Parties shall endeavor to cooperate in good faith to allocate revenues on the basis of the criteria set forth in the Agreement. The allocation set forth in this Letter Agreement provides a mechanism by which the Parties shall allocate revenues if,-despite good faith efforts, the Parties are unable to so agree.

The Parties further agree that the Managing Committee shall establish a mutually agreeable, reasonable criteria whereby the Agreement shall be subject to termination in the event the Target Therapy (a) is determined not to be clinically feasible, (b) does not receive regulatory approval or (c) otherwise is not commercially viable. Such provisions shall be deemed to be an amendment to the Agreement.

If this letter is in agreement with your understanding of our discussions on the subject, please so indicate by countersigning below where your name appears.



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Thank you for your continued cooperation in connection with this matter. We look forward to a long and mutually rewarding business arrangement.

Sincerely,


MINIMED INC.



By:  /s/ Eric S. Kentor                          Date:  9/3/97
     ----------------------------------                 -------------------
         Eric S. Kentor
         Senior Vice President


ACCEPTED AND AGREED TO:


LRX Pharmaceuticals, Inc.



By:  /s/ Gilles Cloutier                         Date:  9/4/97
     ----------------------------------                 -------------------
         Gilles Cloutier, Ph.D.
         Executive Vice President for
         Business Development


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